SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Asconi Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Asconi Corporation

November 21, 2003

Dear Stockholder:

On behalf of the Board of Directors of Asconi Corporation (the “Company”), it is my pleasure to invite you to the 2003 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Monday, December 22, 2003 at 10:00 a.m., local time, at the Hilton Hotel, 350 S North Lake Boulevard, Altamonte Springs, Florida.

The Annual Meeting has been called for the following purposes:

•	to elect seven directors to serve on the Board of Directors, each for a one-year term;

•	to ratify the Board of Directors’ appointment of Michaelson & Co. L.L.P. as the Company’s independent public auditors for 2003;

•	to ratify the Board of Directors’ decision to effectuate a 1 to 10 reverse split in May, 2003;

•	to ratify the Board of Directors’ decision to issue 10 million additional shares as founder’s stock in May, 2003, and

•	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, all as more fully described in the accompanying Proxy Statement.

Management will also review 2003 results and respond to stockholder questions.

The Board of Directors has approved the matters being submitted by the Company for stockholder approval at the Annual Meeting and recommends that stockholders vote “FOR” all of such proposals. It is important that your views be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed Proxy Card and promptly return it in the prepaid envelope.

Sincerely,

Constantin Jitaru

Chairman, President and Chief Executive Officer

ASCONI CORPORAION

1211 Semoran Boulevard, Suite 141

Casselberry, FL 32707

(407) 679-9463

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 22, 2003

NOTICE IS HEREBY GIVEN that the 2003 annual meeting of stockholders (the “Annual Meeting”) of Asconi Corporation, a Nevada corporation (“Asconi” or the “Company”), will be held on Monday, December 22, 2003 at 10:00 a.m., local time at the Hilton Hotel, 350 S North Lake Boulevard, Altamonte Springs, Florida, for the purpose of considering and voting upon the following matters:

•	to elect seven directors to serve on the Board of Directors, each for a one-year term and until their respective successors are elected;

•	to ratify the Board of Directors’ appointment of Michaelson & Co. L.L.P. as the Company independent public auditors for 2003;;

•	to ratify the Board of Directors’ decision to effectuate a 1 to 10 reverse split in May, 2003;

•	to ratify the Board of Directors’ decision to issue 10 million additional shares as founders stock in May, 2003;

•	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Pursuant to the Company’s Bylaws, the Board of Directors has fixed November 26, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days before the Annual Meeting at the offices of the Company located at 1211 Semoran Boulevard, Casselberry, Florida 32707.

By Order of the Board of Directors

Anatolie Sirbu

Secretary

Casselberry, Florida

November 21, 2003

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time prior to the time it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

ASCONI CORPORATION

1211 Semoran Boulevard, Florida 32707

(407) 679-9463

PROXY STATEMENT

2003 ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 22, 2003

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement and the accompanying Proxy Card are furnished to stockholders of Asconi Corporation (the “Company”) in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors” or the “Board”) of proxies to be used at the 2003 annual meeting of stockholders (the “Annual Meeting”), to be held on Friday, December 22, 2003, at 10:00 a.m., local time, at the Hilton Hotel, 350 S North Lake Boulevard, Altamonte Springs, Florida, and at any adjournments thereof.

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the Proxy Card and the Company’s Annual Report to Stockholders were first mailed to stockholders on or about December 1, 2003.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, the approval of amendments to the Company’s stock incentive plan and the ratification of the Company’s independent auditors. In addition, the Company’s management will report on the performance of the Company during 2002 and respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, November 26, 2003, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to vote personally at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 11,759,135 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain and vote a proxy from the institution that holds their shares. The Company has made proxy statements, proxies and annual reports available to the nominee institutions for delivery to “street name” stockholders.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the secretary of the Company either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

•	for election of the nominated slate of seven directors (see page 3);

•	for ratification of the appointment of Michaelson & Co. L.L.P. as the Company’s independent auditors (see page 8).

•	for ratification of the Board of Directors’ decision to effectuate a 1 to 10 reverse split in May, 2003 (see page 9);

•	for ratification of the Board of Directors’ decision to issue 10 million additional shares as founders stock in May, 2003 (see page 11)

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no impact on the election of directors except to the extent failure to vote for an individual results in another individual receiving a larger proportion of votes. The certificate of incorporation does not provide for cumulative voting in the election of directors.

Ratification of Independent Auditors and Other Items. For the ratification of the independent auditors and any other item voted upon at the Annual Meeting, assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares represented in person or by proxy will be required for approval. Abstentions will have the same effect as a negative vote. Broker non-votes will be treated as a vote not cast and will have no effect on the outcome of the vote.

Who will bear the costs of soliciting proxies for the Annual Meeting?

The cost of soliciting proxies for the Annual Meeting will be borne by the Company.

ELECTION OF DIRECTORS

(PROPOSAL 1)

The entire Board of Directors currently consists of seven members. At the Annual Meeting, seven directors will be elected, each to serve until the next Annual Meeting of Stockholders and until his/her successor is elected and qualified or until such director’s earlier death, resignation or removal. The following persons have been nominated for election as directors of the Company at the Annual Meeting: Constantin Jitaru, Anatolie Sirbu, Serguei Melnik, Frank Clear, Nicolae Sterbets, Radu Bujoreanu, Tatiana Radu.

Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Jitaru, Sirbu, Melnik, Clear, Sterbets, Bujoreanu, Radu. The Board of Directors believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the bylaws, directors are elected by plurality vote. The certificate of incorporation does not provide for cumulative voting in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

Information as to Nominees for Directors

Name	Age	Position(s)
Constantin Jitaru	45	Chairman, President and Chief Executive Officer
Anatolie Sirbu	41	Secretary, Treasurer, Chief Financial Officer
Serguei Melnik	31	Director, Chief Operations Officer
Frank Clear	54	Director
Nicolae Sterbets	52	Director
Radu Bujoreanu	33	Director
Tatiana Radu	38	Director

Directors and executive officers of the Company are elected to serve until they resign or are removed, or until their successors are elected. All directors of the Company are elected annually at the annual meeting of stockholders.

Constantin Jitaru has served as our Chairman since April 2001, our Chief Executive Officer since June 2001 and our President since July 2001. From 1996 to April 2001, Mr. Jitaru was a Director, the Director General and one of two shareholders of the Moldovan Subsidiary. Mr. Jitaru is engaged in overall management of the Company overseeing the operations of all entities within the group. Mr. Jitaru is on the Board of both S.A. Vitis Hincesti and S.A. Orhei Vin. Mr. Jitaru is also responsible for outlining strategies, goals and objectives for Asconi and ensuring their implementation. From 1993 to 1996, Mr. Jitaru was the General Director of VinInvest, the first wine investment project in the Republic of Moldova initiated by the European Bank of Reconstruction and Development. Mr. Jitaru was responsible for managing VinInvest’s portfolio, sales and marketing and wine production process. From 1989 to 1993, Mr. Jitaru worked in the viticulture and wine making department of the Ministry of Agriculture in the Republic of Moldova, ascending to the head of the department in late 1993. Mr. Jitaru earned a bachelor degree, with honors, from the National College of Viticulture and Wine Making and a master’s degree, with honors, from the Technical University of Moldova, majoring in Wine Making Technology. Mr. Jitaru has received numerous awards as a businessman of the year and for his contribution to the development of the Republic of Moldova and for community service.

Anatolie Sirbu has served as a Director since April 2001 and our Chief Financial Officer, Secretary and Treasurer since June 2001. From 1994 to April 2001, Mr. Sirbu was the Finance Director of the Moldovan Subsidiary. Mr. Sirbu is primarily responsible for strategic negotiations with buyers, suppliers, financial institutions and service providers. He is also involved in new product development, and oversees he quality control function at all plants. From 1993 to 1994, Mr. Sirbu was the leading specialist at the Ministry of Agriculture of the Republic of Moldova where he was responsible for the operation and production of the scientific wine making plant in Gidighich. From 1990 to 1993, Mr. Sirbu served at the Ministry of Agriculture for the Republic of Moldova as the Quality Inspector of Alcohol Production and then as the leading wine specialist at the Department of Viticulture and Wine Making. During this time, Mr. Sirbu was responsible for the supervision of Moldova’s wine industry and research. Mr. Sirbu earned a bachelor and a masters degree, both with honors, from the Technical University of Moldova, majoring in Wine Making Technology.

Serguei Melnik has served as a director and our Chief Operations Officer since June 2003 and as a Vice President since February 2003. Prior to joining Asconi, from July 2001 to February 2003, Mr. Melnik was the Associate Director of Market Management International, Inc. providing financial and legal advisory services for companies seeking to become publicly traded on the U.S. capital markets. During the period from October 1997 through July 2001 he had worked as financial advisor and financial analyst for the First Union Securities, International Media Solutions, Inc. and B.W. Beck, Inc. in Orlando, Florida. Mr. Melnik possesses a Master’s Degree in Applied Economics from the University of Central Florida as well as a Law Degree from the State University of Moldova. He also attended the Budapest University of Economics Science.

Nicolae Sterbets has been our Director since June 2003 and the General Manager of S.A. Vitis Hincesti S.A. since 1988. Mr. Sterbets oversees the operations at all six locations of the subsidiary. Prior to that Mr. Sterbets was Deputy Director of Moldvinprom Agroindustrial Association in Hincesti between 1981 and 1988. From 1970 to 1981 he worked as wine technologist and later as deputy director of Sophiisky winery. Since 1998 Mr. Sterbets was a founder of the Association of Winemakers of Moldova and, has occupied its the President since 1998. Mr. Sterbets received his bachelor’s degree in winemaking from the National College of Viticulture and Wine Making of Moldova and his Master’s of Science in winemaking degree from the Moldova Agricultural University.

Frank Clear has served as an independent director since July 2003. He possesses over 20 years of experience in commercial banking, international banking and corporate finance, having progressed from junior to managerial levels with Barclary Bank Rhodesia and Barclays Bank South Africa. Mr. Clear was the co-founder and Marketing Director for one of the largest personal computer manufacturing plants in South Africa. Mr. Clear has also assisted several start-up companies with the raising of capital, development, marketing and business implementation. Mr. Clear has vast international experience and has contacts in the United Kingdom, Italy, Hong Kong, Singapore, Australia, China and throughout southern Africa. Mr. Clear graduated from the Barclays Management Training School, where his studies included accounting, management and international banking.

Radu Bujoreanu has served as another independent director since July 2003. Mr. Bujoreanu has been the President of Consular Assistance, Inc. of Washington, DC since December 2002. From August 1999 to September 2002 he had served as the Second Secretary and Consul of the Embassy of the Republic of Moldova to the US, also accredited to Canada. Prior to that, from February 1995 to August 1999, he had been in various positions of responsibility with the Ministry of Foreign Affairs of the Republic of Moldova ascending to the Attache and the First Secretary, Chief of Treaties section within the Department of International Law and Treaties. Mr. Bujoreanu earned a Law degree from the State University of Moldova.

Tatiana Radu has been the Marketing director of Asconi since January 2001. Her primary responsibilities are direct communication with distributors of Asconi wines worldwide, development and implementation of marketing and sales strategies. From June 1999 to January 2001 Ms. Radu was the Director of Export-Import Department of Asconi From 1993 to 1999 Mrs. Radu was the Sales Manager of Perla. She earned a masters degree, with honors, from the International Institute of Management, majoring in Management Besides, she earned a masters degree, with honors, from the Teachers’ University, majoring in Fine Arts and Drawing.

The Board and its Committees

The Board held ten meetings in 2002, in addition to acting by unanimous written consent seven times. Each director attended at least 75% of all meetings of the Board and committees of the Board to which he was assigned that were held during the portion of 2002 during which such director was a member of the Board or applicable committee.

The Board has an audit committee. The Company does not have a separate nominating committee for recommending to stockholders candidates for positions on the Board.

The Audit Committee oversees management’s fulfillment of its financial reporting and disclosure responsibilities and its maintenance of appropriate internal control system. It is also responsible for the engagement of the Company’s independent public accountants and oversees the activities of the Company’s internal audit function. All members of the Audit Committee are independent non-employee directors. The Committee’s responsibilities also include reviewing (i) the scope and findings of the annual audit, (ii) accounting policies and procedures and the Company’s financial reporting and (iii) the internal controls employed by the Company.

To insure independence, the Audit Committee also meets separately with the Company’s independent public accountants, internal auditor and other members of management.

The Audit Committee has a charter that specifies its responsibilities and the Committee believes it fulfills its charter. The Board of Directors, upon the recommendation of the Audit Committee, approved a charter in response to the Audit Committee requirements adopted by the Securities and Exchange Commission in July 2003. During 2003, the Committee began work on an updated charter to reflect the additional requirements of the Sarbanes-Oxley Act of 2002. A copy of the updated charter is attached to the Proxy Statement as Exhibit A.

The Audit Committee members are Frank Clear and Radu Bujoreanu who both joined the Audit Committee in July, 2003 following the creation of the Audit Committee. The current members of the Audit Committee meet the independence and experience requirements set forth by the SEC and the American Stock Exchange.

Respectfully submitted,

Audit Committee

Frank Clear

Radu Bujoreanu

Director Compensation

Currently, our directors do not receive compensation for serving on our board of directors. Directors are reimbursed for their reasonable expenses incurred in attending meetings. Mr. Jitaru receives additional compensation for serving as the Company’s President and Chief Executive Officer (see summary compensation table below).

SUMMARY COMPENSATION TABLE

		Annual Compensation (5)
Name And Principal Position	Period	Salary ($)		Bonus ($)
Constantin Jitaru(1)	Fiscal 2002	30,000	(3)	40,000	(3)
Chairman and Chief Executive Officer
Constantin Jitaru(1)	Fiscal 2001	10,320	(3)	40,000	(3)
Chairman and Chief Executive Officer

Executive Officers

The names, ages, current positions held and date from which the current position was held of all executive officers of the Company are set forth below.

Name	Age	Position(s)	Position Since
Constantin Jitaru	45	Chairman, President and Chief Executive Officer	2001
Anatolie Sirbu	41	Secretary, Treasurer and Chief Financial Officer	2001
Serguei Melnik	31	Director and Chief Financial Officer	2003
Alex Brinister	32	Vice President U.S. Operations	2002

The following sets forth the business experience, principal occupations and employment of each of the executive officers who do not serve on the Board.

Alex Brinister has served as our Vice President for US Operations since August 2002 and as the International Liaison Director of the Moldovan Subsidiary since May 2002. Mr. Brinister brings over 11 years of experience in accounting and finance. He worked as the audit supervisor with KPMG overseeing audit assignments at various clients including multinational companies in wine and spirits industry. Mr. Brinister also completed non-audit assignments such as due diligence, business valuation and business advisory services. Prior to joining KPMG Mr. Brinister had worked with large international consulting institutions such as Barents Group and East West Management Institute developing accounting and auditing pronouncements in Eastern European countries and providing training in financial and managerial accounting, auditing and financial management. He also possesses experience as an internal auditor and budget and fiscal analyst. Mr. Brinister graduated with honors from the University of Illinois with a Master’s Degree in Accounting. He is a US Certified Public Accountant and a Certified Accountant (Auditor) of the Republic of Moldova.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding common stock as of November 21, 2003: (i) by each person who is known by the Company to beneficially own more than 5% of the common stock; (ii) by each director and nominee for director of the Company; (iii) by each of the named executive officers of the Company; and (iv) by all directors and executive officers of the Company as a group. All information in this section is given on the basis of outstanding securities plus securities deemed outstanding under Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Constantin Jitaru C/o Asconi Corporation 1211 Semoran Boulevard Casselberry, FL 32707	5,460,812	46.44%

Anatolie Sirbu C/o Asconi Corporation 1211 Semoran Boulevard Casselberry, FL 32707	5,460,812	46.44%

Serguei Melnik C/o Asconi Corporation 1211 Semoran Boulevard Casselberry, FL 32707	30,000	*

Frank Clear C/o Asconi Corporation 1211 Semoran Boulevard Casselberry, FL 32707	1,000	*

Radu Bujoreanu C/o Asconi Corporation 1211 Semoran Boulevard Casselberry, FL 32707	300	*

All directors and executive officers as a group (5 people)	10,952,926	93.15%

*	Less than 1%

RATIFICATION OF THE APPOINTMENT

OF THE COMPANY’S INDEPENDENT PUBLIC AUDITORS

(Proposal 2)

On or about May 12, 2003, the Company’s engaged Michaelson & Co., L.L.P. to replace Thomas Leger & Co., L.L.P. as independent public accountants to audit the consolidated financial statements of the Company for 2003, subject to ratification by the stockholders at the Annual Meeting. The decision to change accountants was approved by the Board of Directors.

Thomas Leger & Co. L.L.P. reports on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years, there have been no disagreements with Thomas Leger & Co. L.L.P. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of Thomas Leger & Co. L.L.P., would have caused them to make reference thereto in their reports on the financial statements for such years.

The Company provided Thomas Leger & Co. L.L.P. with a copy of the foregoing disclosures and filed a copy of Thomas Leger & Co. L.L.P. letter, dated May 12, 2003, stating that it found no basis for disagreement with such statements, with the Securities and Exchange Commission.

No representative of either Michaelson & Co., L.L.P. or Thomas Leger & Co. L.L.P. is expected to be present at the meeting.

Audit Fees

For 2002, the aggregate fees for professional services rendered for the audit of the Company’s annual financial statements for 2002 and the reviews of the financial statements included in the Company’s Forms 10-QSB were $40,000.

Audit-Related Fees

For 2002, the Company did not incur any charges from or pay any fees to Thomas Leger & Co. L.L.P. for professional services relating to employee benefit audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation or consultation concerning financial accounting and reporting standards.

Tax Fees

For 2002, the aggregate fees for professional services relating to tax compliance, tax planning or tax advice rendered by Thomas Leger & Co. L.L.P. were $5,000.

All Other Fees

For 2002, the Company did not incur any charges or pay any fees to Thomas Leger & Co., L.L.P. for other professional services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

RATIFICATION OF THE BOARD OF DIRECTORS DECISION

TO EFFECTUATE A 1 TO 10 REVERSE STOCK SPLIT IN MAY 2003

(Proposal 3)

On April 22, 2003, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interests and directed that there be submitted to the holders of a majority of the Company’s Common Stock for action by written consent the proposed 1—for—10 (1:10) reverse split of the Company’s Common Stock.

The Board of Directors believed that it was advisable and in the Company’s best interests to effectuate a 1—for—10 reverse split of the Company’s Common Stock for several reasons. One reason was that such a reverse split would increase the price of the Company’s traded Common Stock, which the Board believed would foster confidence in the Company and assist it in obtaining financing on more favorable terms than otherwise might be available.

Another projected benefit of the reverse split would be a very substantial reduction in the transaction costs associated with trading in the Company’s Common Stock. In most cases, trading costs include both “brokers” trading commissions and the “indirect cost” of “dealer markup” that is, the difference between the buying and selling prices of dealers in a given stock (the “bid- ask spread”).

Further, the Board of Directors believed that the reduction in the number of common shares outstanding, without any corresponding material alteration in the economic composition of the Company or the relative interests of the securities holders would, thus, likely enhance the public and institutional perception of the Company’s Common Stock and thus increase investor interest. However, no assurance can be given that the market price of the Common Stock will increase in direct proportion to the ratio of the reverse split. A failure of the stock’s trading price to completely reflect the mathematics of a reverse split would result in a reduction in the market value of the Company’s securities, but, on the other hand, it is no less likely that the reverse split may result in a disproportionately increased value of the market value of the Company’s Common Stock.

There can be no assurance that the total market capitalization of the Common Stock after a reverse split will be equal to the total market capitalization before the reverse split or that the market price following the reverse split will either exceed or remain in excess of the current market price.

Potential Effects of the Reverse Stock Split

Pursuant to the Reverse Stock Split, each holder of shares of our Common Stock (the “Old Common Stock”) immediately prior to the effectiveness of the Reverse Stock Split became the holder of fewer shares of our Common Stock (the “New Common Stock”) after consummation of the Reverse Stock Split. Although the Reverse Stock Split, will not, by itself, impact our assets or properties, the Reverse Stock Split could result in a decrease in the aggregate market value of our equity capital.

We are currently authorized to issue a maximum of 100,000,000 shares of Common Stock. The number of authorized shares of Common Stock was reauthorized to 100,000,000 after the Reverse Stock Split. The number of shares of Common Stock issued and outstanding was reduced to a number that was approximately equal to (a) the number of shares of Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, divided by (b) the number 10 in accordance with the ratio of the Reverse Stock Split. With the exception of the number of shares issued and outstanding, the rights and preference of the shares of Common Stock prior and subsequent to the Reverse Stock Split remained the same. It was not anticipated that our financial condition, the percentage ownership of management, the number of our Stockholders or any aspect of our business would materially change as a result of the Reverse Stock Split. Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split is not the first step in, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Additionally, the Reverse Stock Split did not affect the registration of our Common Stock under the Exchange Act as we will continue to be subject to the Exchange Act’s periodic reporting requirements.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Stock Split, there was a reduction in the number of shares of our Common Stock issued and outstanding and an associated increase in the number of authorized shares, which would be unissued and available for future issuance after the Reverse Stock Split (the “Increased Available Shares”). The Increased Available Shares may be used for any proper corporate purpose approved by the Board including, among others, future financing transactions.

Effectiveness of Reverse Stock Split

The Reverse Stock Split was effected at a ratio of 1—for—10. Commencing on the date of the Reverse Stock Split, each Old Common Stock certificate was deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. The Company notified the Stockholders as to the effectiveness of the Reverse Stock Split by filing Current Report on Form 8K on May 13, 2003. The Stockholders are instructed as to how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock in a mailing accompanying the mailing of the proxies. We intend to use Manhattan Stock Transfer Company as our exchange agent in effecting the exchange of certificates following the effectiveness of the Reverse Stock Split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

RATIFICATION OF THE BOARD OF DIRECTORS DECISION

TO ISSUE 10 MILLION SHARES OF COMMON STOCK AS FOUNDERS SHARES IN MAY 2003

(Proposal 4)

Pursuant to a decision of the Board of Directors of April 22, 2003, the Company’s issued 5 million shares of its common stock as founders’ stock to Constantin Jitaru and Anatolie Sirbu for a total of 10 million shares.

Constantin Jitaru and Anatolie Sirbu acquired ownership of 5,000,000 shares of common stock each pursuant to the Consent by the Board of Directors of the Company to issue additional shares of stock as founders’ stock to the officers and members of the board of directors if the Issuer in order to maintain ownership and control of the Company as per the Exchange Agreement of April 12, 2001 between Asconi Corporation and Asconi S.R.L. whereas Constantin Jitaru and Anatolie Sirbu each agreed to exchange their respective 50% ownership in Asconi S.R.L. for approximately 6,300,000 each of issued and outstanding shares of Asconi Corporation for a total of 12,600,000 million shares.

The Board of Directors of the Company consented to issue additional shares of common stock to the officers and members of the board of directors in order to maintain ownership and control of the Company as per the Exchange Agreement dated April 12, 2001, whereas Constantin Jitaru and Anatolie Sirbu were entitled to become the beneficial owners of approximately 46.5% each of the issued and outstanding shares of Asconi Corporation following the reverse merger of Asconi S.R.L. with Grand Slam Treasurers prior to the planned SB-2 registration, which was to follow the reverse merger transaction. The Board believes this issuance of stock was necessary as a result of substantial dilution, which occurred pursuant to the improper issuance of shares of stock which became the subject of litigation initiated by the Company in July 2001 and which was ultimately resolved in 2003, however, the Company was not able to recover or cancel said shares. Hence, pursuant to a board of directors meeting, additional shares were issued.

On April 12, 2001, Asconi Corporation (formerly Grand Slam Treasure) through its wholly owned British Virgin Islands subsidiary acquired all of the issued and outstanding shares of Asconi S.R.L., a Republic of Moldova entity pursuant to the Exchange Agreement, for 12,600,000 post reverse split shares of its common stock.

Following the consummation of the reverse merger transactions a number of events occurred which included:

•	Improper issuance of 7,494,900 shares of restricted common stock to various parties who were not shareholders of Asconi S.R.L. and were not entitled to receive shares under the Exchange Agreement,

•	Unauthorized signing of four contracts for consulting services and registration of 1,600,000 shares of common stock under the Securities Act of 1933 on Form S-8, which we filed on April 24, 2001.

As a result Mr. Jitaru and Mr. Sirbu effectively became the beneficial owners of only 31.56% each of issued and outstanding shares of Asconi Corporation, which was substantially less than negotiated pursuant to the Exchange Agreement and represented unfair consideration for the total 100% interest of Mr. Jitaru and Mr. Sirbu in Asconi S.R.L. As a result of the transaction the assets of Asconi S.R.L. essentially represent all assets of Asconi Corporation.

Asconi filed a complaint on July 17, 2001, in the Circuit Court of the Ninth Judicial circuit in and for Orange County, Florida, against parties involved in the improper issuance of shares asserting the breach of contract, rescission of the contracts, violation of the Florida securities laws, civil conspiracy and breach of fiduciary duty. The amended complaint sought damages for breach of contract, rescission, breach of fiduciary duty, declaratory relief, violation of Florida Securities Investors Protection Act, fraudulent inducement and civil conspiracy. The complaint sought monetary damages, rescission and return of the stock still possessed by any of the defendants, and other relief.

In January of 2003, 18 months after the filing of the complaint and based on the legal advice regarding the estimated timeframe for the trial date (the legal estimate was that discovery could take another two to three years and result in substantial costs to the Company), the Board of Directors of Asconi Corporation decided that it was in the best interest of the Company to respond to the settlement offers from the defendants and negotiate the best possible settlement terms. Settlements were reached with the defendants; however, they have not resulted in the return of the stock.

To cure the substantial dilution, which resulted from the above events, the Board of Directors of Asconi Corporation consented to the issuance of additional 10,000,000 to maintain the original terms of the Reverse Merger of Asconi Corporation and Asconi S.R.L. and the ownership of the Ccompany by Mr. Jitaru and Mr. Sirbu as per the Exchange Agreement of 12 April 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, officers and beneficial owners of more than 10% of the common stock to file with the SEC initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Except as noted below, based solely on our review of the copies of such reports furnished to us by our directors and officers during and with respect to 2002 or upon written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETINGS

Any proposal or proposals by a stockholder intended to be included in the Company’s proxy statement and form of proxy relating to the 2004 annual meeting of stockholders must be received at the Company’s principal executive offices no later than January 15, 2003, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2004 annual meeting of stockholders any stockholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company’s stock which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. If you would like to obtain another copy of the proxy, please contact Anatolie Sirbu, Corporate Secretary, at 1211 Semoran Boulevard, Florida 32707, telephone (407) 679-9463. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

The Board of Directors does not know of any other matters to be presented for a vote at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with the directions of the Board, or in the absence of such direction, in their own best judgment.

By Order of the Board of Directors

Constantin Jitaru

Chairman and Chief Executive Officer

Casselberry, Florida

November 21, 2003

A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2002 accompanies this Proxy Statement. The Company will provide copies of the forms on report 10QSB for interim periods in 2003 upon receipt of a request addressed to the Corporate Secretary, Asconi Corporation, 1211 Semoran Boulevard, Suite 141, Casselberry, Florida 32707. This Company may assess a fee, which will be limited to the Company’s reasonable expenses in providing the reports.

APPENDIX A

Audit Committee Charter

Asconi Corporation

ASCONI CORPORATION

AUDIT COMMITTEE CHARTER

Purpose and organization

This charter governs the operations of the audit committee. The Audit Committee is appointed by the Board to: (1) assist the Board in monitoring (a) the integrity of the financial reporting process, systems of internal controls and financial statements and reports of the Company, (b) the compliance by the Company with legal and regulatory requirements; and (2) be directly responsible for the appointment, compensation and oversight of the Company’s independent auditors employed by the Company for the purpose of preparing or issuing an audit report or related work (the “Outside Auditor”). The committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

Statement of Policy

The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit functions, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Committee Membership

The Audit Committee shall consist of at least two directors, who are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise. The members of the Audit Committee shall meet the independence and expertise requirements of any exchange on which the Company’s securities are traded, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Audit Committee members shall not serve simultaneously on the audit committees of more than two other public companies without the approval of the full Board.

The members of the Audit Committee shall be appointed annually by the Board on the recommendation of the Governance and Internal Control Oversight Committee. Audit Committee members may be replaced by the Board at any time. The Board shall designate the Chairman or Chairwoman (“Chairperson”) of the Audit Committee.

Committee Authority and Responsibilities

The basic responsibility of the members of the Audit Committee is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, members should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors, to the fullest extent permitted by law. The Audit Committee shall prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement. The Audit Committee shall be responsible directly for the appointment (subject, if applicable, to shareholder ratification), retention, termination, compensation and terms of engagement, evaluation, and oversight of the work of the Outside Auditor (including resolution of disagreements between management and the Outside Auditor regarding financial reporting). The Outside Auditor shall report directly to the Audit Committee.

The Audit Committee shall oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company, oversee the work of the Company’s management and the Outside Auditor in these areas, oversee management’s development of, and adherence to, a sound system of internal accounting and financial controls, review whether the Outside Auditor objectively assess the Company’s financial reporting, accounting practices and internal controls, and provide an open avenue of communication among the Outside Auditors and the Board.

It is the responsibility of: (i) management of the Company and the Outside Auditor, under the oversight of the Audit Committee and the Board, to plan and conduct financial audits and to determine that the Company’s financial statements and disclosures are complete and accurate in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations and fairly present, in all material respects, the financial condition of the Company and the results of its operations; (ii) management of the Company, under the oversight of the Audit Committee and the Board, to assure compliance by the Company with applicable legal and regulatory requirements.

The Audit Committee shall pre-approve all audit services and non-audit services (including the fees and terms thereof) to be performed for the Company by the Outside Auditor to the extent required by and in a manner consistent with applicable law. The Audit Committee shall meet as often as it determines necessary or appropriate, but not less frequently than quarterly. The Chairperson shall preside at each meeting and, in the absence of the Chairperson, one of the other members of the Audit Committee shall be designated as the acting chair of the meeting. The Chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Audit Committee meeting. The draft agenda shall be reviewed and approved by the Audit Committee Chairperson (or acting chair) in advance of distribution to the other Audit Committee members. Any background materials, together with the agenda, should be distributed to the Audit Committee members in advance of the meeting. All meetings of the Audit Committee shall be held pursuant to the by-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved by the Audit Committee, shall be duly filed in the Company records. Reports of meetings of the Audit Committee shall be made to the Board at its next regularly scheduled meeting following the Audit Committee meeting accompanied by any recommendations to the Board approved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

The committee shall discuss with the internal auditors and the independent auditors as appropriate the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs, including the Company’s Code of Conduct. Further, the committee shall meet separately with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations and will provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Report on Form 10-QSB. Also, the committee shall discuss the results of quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisers. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Outside Auditor for the purpose of rendering or issuing an audit report and to any advisers employed by the Audit Committee, subject only to any limitations imposed by applicable rules and regulations. The Audit Committee may request any officer or associate of the Company or the Company’s outside counsel or Outside Auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall meet with management and the Outside Auditor in separate executive sessions at least quarterly to discuss matters for which the Audit Committee has responsibility. The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would contribute most effectively to and implement the purposes of the Audit Committee. In addition to the general tasks and responsibilities noted above, the following are the specific functions of the Audit Committee:

ASCONI CORPORATION

(SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned holder of common stock of Asconi Corporation, revoking all proxies heretofore given, hereby constitutes and appoints Constantin Jitaru and Anatolie Sirbu, and each of them Proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of the said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the annual meeting of Stockholders of Asconi Corporation to be held on Monday, December 22, 2003 at 10:00 a.m., local time, at the Hilton Hotel, 350 S North Lake Boulevard, Altamonte Springs, Florida and at any adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ASCONI CORPORATION

December 22, 2003

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ò    Please detach and mail in the envelope provided.    ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of seven (7) directors, to serve until the 2004 Annual Meeting of Stockholders.		2. To ratify the Board of Directors’ appointment of PricewaterhouseCoopers as the Company’s independent public auditors for the fiscal year 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES ● Constantin Jitaru ● Anatolie Sirbu ● Serguei Melnik ● Frank Clear ● Nicolae Sterbets ● Radu Bujoreanu ● Tatiana Radu	3. To ratify the Board of Directors’ decision to effectuate a 1 to 10 reverse stock split in May, 2003.	☐	☐	☐
		4. To ratify the Board of Directors’ decision to issue additional 10 million shares of common stock as founders stock in May, 2003.	☐	☐	☐

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the board of directors on any other matter which may properly come before the meeting. Where no choice is specified, this
Proxy will be voted FOR all listed nominees to serve as directors and
FOR proposals 2, 3 and 4.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder Date:	Signature of Stockholder Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.